UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2023

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

265 Franklin Street,
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 327-8376

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Definitive agreement to sell all assets of Eastern Insurance

Eastern Bankshares, Inc. (the “Company”) and Eastern Bank, a wholly owned subsidiary of the Company (“Eastern Bank” and together with the Company, “Eastern”), and a wholly owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”), entered into a definitive asset purchase agreement on September 19, 2023 (the “Asset Purchase Agreement”) under which Gallagher agreed to purchase for cash Eastern Bank’s insurance operations, which conducts business under the name Eastern Insurance Group, LLC (“Eastern Insurance”). Eastern’s transaction with Gallagher is referred to in this Current Report on Form 8-K (this “Form 8-K”) as the “Asset Sale.”

Eastern Insurance, which has been a wholly owned subsidiary of Eastern Bank since 2002, acts as an independent agent in offering commercial property and casualty, personal lines products and employee benefits consulting services to both personal and commercial customers. Eastern Insurance operates through 21 non-branch offices in eastern Massachusetts, one office in Keene, New Hampshire, and one office in Providence, Rhode Island. Eastern Insurance has approximately 380 full-time equivalent employees.

The total purchase price under the Asset Purchase Agreement for Eastern Insurance’s insurance operations is approximately $510 million, subject to customary net working capital adjustments. Gallagher’s recourse to Eastern for post-closing indemnification claims is capped under the Asset Purchase Agreement at approximately $1.3 million, subject to customary exceptions.

Subject to satisfaction or waiver of the closing conditions in the Asset Purchase Agreement, including the expiration of the premerger review under the Hart-Scott-Rodino Act, the Company expects that the Asset Sale will be completed during the fourth quarter of 2023. The closing also is conditioned upon certain Eastern Insurance employees having entered into, and not having revoked, rescinded or otherwise terminated, agreements with Gallagher to become effective upon the closing of the Asset Sale. The condition relating to Eastern Insurance employees will be satisfied if agreements are in effect as of closing with each of Eastern Insurance’s six senior most executives and employees responsible for not less than 90% of Eastern Insurance revenue.

Either Gallagher or Eastern may terminate the Asset Purchase Agreement if the Asset Sale is not completed by December 31, 2023.

The foregoing summary of the Asset Purchase Agreement and Asset Sale is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On September 19, 2023, the Company issued a press release announcing the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Definitive agreement to acquire Cambridge Bancorp and Cambridge Trust Company

On September 19, 2023, the Company, Eastern Bank, Citadel MS 2023, Inc., a direct, wholly owned subsidiary of the Company (“Merger Sub”), Cambridge Bancorp (“Cambridge”) and Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge (“Cambridge Trust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Eastern will acquire Cambridge and Cambridge Trust through the merger of Merger Sub with and into Cambridge, with Cambridge as the surviving entity (the “Merger”). As soon as reasonably practicable following the Merger, Cambridge will merge with and into the Company, with the Company as the surviving entity (the “Holdco Merger”). The Merger Agreement further provides that following the Holdco Merger, at a time to be determined by Eastern, Cambridge Trust will merge with and into Eastern Bank, with Eastern Bank as the surviving entity (the “Bank Merger” and, together with the Merger and the Holdco Merger, the “Merger Transaction”).

The Merger Agreement was unanimously approved by the Boards of Directors of each of the Company and Cambridge.

Subject to the fulfillment or, if permissible, waiver of the closing conditions under the Merger, certain of which are described below, the parties anticipate that the Merger will close during the first quarter of 2024.

Treatment of Cambridge common stock in Merger

Upon the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each share of Cambridge common stock, par value $1.00 per share, outstanding immediately prior to the Effective Time, other than certain shares held by the Company or Cambridge, will be converted into the right to receive 4.956 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of the Company (“Company Common Stock”). Cambridge shareholders will receive cash in lieu of fractional shares of Company Common Stock (the Exchange Ratio and any cash in lieu of fractional shares collectively, the “Merger Consideration”). (For a summary of the treatment of Cambridge equity awards outstanding at the Effective Time, see “Treatment of Cambridge equity awards in Merger” below.)

Denis K. Sheahan’s expected role at Eastern

The Merger Agreement provides that Eastern will take all actions necessary so that Denis K. Sheahan, Cambridge’s Chairman, President and Chief Executive Officer, and three other directors of Cambridge will be appointed to the boards of directors of Eastern and Eastern Bank effective as of the Effective Time. The three Cambridge directors, who will be selected by Eastern after consultation with Cambridge after the date of the Merger Agreement, will be independent of Eastern in accordance with Nasdaq standards.

As described in more detail in Item 5.02 of this Form 8-K, Mr. Sheahan will become the Chief Executive Officer of the Company and will join the Company’s Board of Directors, in each case upon and subject to the completion of the Merger. Mr. Sheahan will report directly to Robert F. Rivers, the Company’s Chief Executive Officer and Chair of the Board of Directors, will become the Executive Chair of the Company and Eastern Bank upon the completion of the Merger.

Voting Agreements

On September 19, 2023, in connection with the execution of the Merger Agreement, the Company entered into voting agreements (the “Voting Agreements”) with all Cambridge directors and executive officers and their affiliates with voting power, who in the aggregate have the power to vote approximately 4.3% of Cambridge common stock. The Voting Agreements provide that, subject to the terms and conditions thereof, each of the directors and executive officers of Cambridge, solely in their capacity as shareholders of Cambridge, will vote the Cambridge common shares she or he owns in favor of the adoption and approval of the Merger Agreement.

Representations, Warranties and Covenants in Merger Agreement

The Merger Agreement contains customary representations and warranties from the Company, Eastern Bank, Merger Sub, Cambridge and Cambridge Trust, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of the Company, its obligation to call a meeting of its shareholders to approve the issuance of shares of Company Common Stock pursuant to the Merger Agreement (the “Company share issuance”) and, subject to certain exceptions, the obligation of its Board of Directors to recommend that its shareholders approve the Company share issuance, (iii) in the case of Cambridge, its obligation to call a meeting of its shareholders to adopt the Merger Agreement, and, subject to certain exceptions, the obligation of its Board of Directors to recommend that its shareholders adopt the Merger Agreement and (iv) certain non-solicitation obligations with respect to alternative business combination proposals.

Closing conditions in Merger Agreement

The completion of the Merger is subject to various closing conditions, including, (i) approval of the Company share issuance by the Company’s shareholders and adoption and approval by Cambridge’s shareholders of the Merger Agreement, (ii) the receipt of all required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the New Hampshire Banking Department, the

Massachusetts Housing Partnership Fund and, if applicable, the Federal Deposit Insurance Corporation, in each case without the imposition of a “burdensome condition” as defined in the Merger Agreement, (iii) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (“SEC”) by the Company in connection with the transactions contemplated by the Merger Agreement, (iv) the completion of the Asset Sale (as defined above), and (v) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger Transaction or making them illegal. Each party’s obligation to complete the Merger is also subject to additional customary conditions, including (a) the accuracy of the representations and warranties of the other party, subject to certain exceptions, (b) the performance in all material respects by each party of its obligations under the Merger Agreement, and (c) receipt by such party of an opinion from its counsel to the effect that the Merger and the Holdco Merger, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Termination rights in Merger Agreement

The Merger Agreement provides certain termination rights for both the Company and Cambridge. The Merger Agreement can be terminated by mutual written consent, or by either party (i) if there is a final, non-appealable order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger, (ii) if the Merger has not been consummated by the one year anniversary of the Merger Agreement, (iii) if the Company’s shareholders fail to approve the Company share issuance or Cambridge’s shareholders fail to adopt and approve the Merger Agreement, or (iv) if the other party has breached its representations, warranties or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period. Additionally, the Company or Cambridge may terminate the Merger Agreement if the other party’s board of directors changes its recommendation that, in the case of the Company, its shareholders vote in favor of the Company share issuance, or in the case of Cambridge, that its shareholders vote to adopt and approve the Merger Agreement.

The Merger Agreement further provides that a termination fee of $21.0 million will be payable by either Cambridge or the Company, as applicable, in connection with the termination of the Merger Agreement under certain circumstances.

Treatment of Cambridge equity awards in Merger

As of the Effective Time, each restricted stock unit with respect to Cambridge common stock (“Cambridge RSU”) that is then-outstanding will be assumed and converted into a restricted stock unit with respect to Company Common Stock (“Company RSU”), with the number of shares of Company Common Stock subject to such Company RSU equal to the product (rounded up to the nearest whole number) of (i) the number of shares of Cambridge common stock subject to such Cambridge RSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Company RSUs will be subject to the same vesting, termination, deferral and other terms and conditions as the applicable Cambridge RSUs were subject immediately prior to the Effective Time and will include an entitlement to receive on each vesting date of the Company RSU a payment equal to the cumulative dollar amount of dividends the holder would have received with respect to the portion of the Company RSUs then vesting if the holder had been the actual record owner of the underlying Cambridge common stock and, after the Effective Time, Company Common Stock on each dividend record date from the grant date to such vesting date.

As of the Effective Time, each performance stock unit with respect to Cambridge common stock (“Cambridge PRSU”) that is then-outstanding will be assumed and converted into a performance stock unit with respect to Company Common Stock (“Company PRSU”), with the number of shares of Company Common Stock subject to such Company PRSU equal to the product (rounded up to the nearest whole number) of (i) the target number of shares of Cambridge common stock subject to such Cambridge PRSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Company PRSUs will be subject to the same vesting (including performance metrics), termination, deferral and other terms and conditions as the applicable Cambridge PRSUs were subject immediately prior to the Effective Time. As soon as practicable after the Effective Time, the Company shall offer to each holder of a Cambridge PRSU granted in 2022 or 2023 that was converted into a Company PRSU the opportunity to exchange such Company PRSU for a Company RSU either (i) with respect to a number of shares of Company Common Stock equal to the number of shares of Company Common Stock subject to such Company PRSU as of the Effective Time (with (1) the same termination terms, deferral elections and other terms and restrictions as the applicable Company PRSU was subject to as of the Effective Time (excluding the performance conditions), (2) same settlement date as the Company PRSU that it replaces and (3) no dividend equivalent rights with respect thereto) or (ii) with respect to a number of shares of Company Common Stock determined based on measurement of actual performance through the Effective Time (with (1) the same termination terms, deferral elections and other terms and restrictions as the applicable Company PRSU was subject to as of the Effective Time (excluding the performance conditions), (2) the same settlement date as the Company PRSU that it replaces and (3) the same entitlement to receive on the vesting date of the Company RSU a payment equal to the cumulative dollar amount of dividends the holder would have received with respect to the applicable Cambridge PRSUs if the holder had been the actual record owner of the underlying Company Common Stock on each dividend record date from the grant date through the Effective Time).

As of the Effective Time, each award of restricted shares of Cambridge common stock (“Cambridge RSA”) that is then-outstanding will be assumed and converted into an award of restricted shares of Company Common Stock (“Company RSA”), with the number of restricted shares of Company Common Stock subject to such Company RSA equal to the product (rounded up to the nearest whole number) of (i) the number of shares of Cambridge common stock subject to such Cambridge RSA as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Company RSAs will be subject to the same vesting, termination, and other terms and conditions as the applicable Cambridge RSAs were subject immediately prior to the Effective Time.

Other information regarding Merger Agreement and Voting Agreements

The foregoing summaries of the Merger Agreement and the Voting Agreements are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement and form of Voting Agreement, which are attached as Exhibit 2.2 and Exhibit 99.1, respectively, to this Form 8-K and are incorporated herein by reference in their entirety.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Company and Cambridge instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties will not survive consummation of the Merger and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Cambridge, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Cambridge, their respective affiliates or their respective businesses, the Merger Agreement and the Merger Transaction that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Cambridge and a prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that each of the Company and Cambridge have made and will make with SEC.

Caution Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger Transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Asset Sale or Merger Transaction may not be timely completed, if at all; that prior to the completion of the Merger Transaction or thereafter, Cambridge or the Company may not perform as expected due to transaction-related uncertainty or other factors; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed Merger Transaction is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the Merger Transaction; continued pressures and uncertainties within the banking industry and Cambridge and the Company’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to the Company’s and Cambridge’s respective businesses generally that are disclosed in the Company’s and Cambridge’s 2022 Annual Reports on Form 10-K. The Company’s and Cambridge’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at ir.cambridgetrust.com and investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this Form 8-K, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K.

Additional Information and Where to Find It

In connection with the Merger Transaction, the Company intends to file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of the Company and Cambridge and a Prospectus of the Company (the “joint proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND CAMBRIDGE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company and Cambridge, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company’s Investor Relations team via email at InvestorRelations@easternbank.com or by telephone at (781) 598-7920, or to Cambridge Investor Relations, via email at InvestorRelations@cambridgetrust.com or by telephone at (617) 520-5520.

Participants in the Solicitation

The Company, Cambridge, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or Cambridge in connection with the proposed transaction under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2023, and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 24, 2023, and other documents filed by the Company with the SEC. Information regarding Cambridge’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2023 and other documents filed by Cambridge with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Appointments.

Upon and subject to the closing of the Merger (as defined in Item 1.01 of this Form 8-K), Robert F. Rivers, the Company’s Chief Executive Officer and Chair of the Board of Directors, will become the Executive Chair of the Company and Eastern Bank. Mr. Rivers will remain the Company’s principal executive officer and Chair of the Board of Directors of the Company and Eastern Bank upon the completion of the Merger.

Upon and subject to the completion of the Merger, Mr. Sheahan, Chairman, President and Chief Executive Officer of Cambridge, will become the Chief Executive Officer of the Company and will join the Company’s Board of Directors. Mr. Sheahan will report directly to Mr. Rivers.

Upon and subject to the completion of the Merger, Quincy Miller, the current President of the Company and Eastern Bank, will be promoted to Vice Chair, President, and Chief Operating Officer of the Company and Eastern Bank. Mr. Miller currently reports directly to Mr. Rivers and upon the completion of the Merger will continue to do so.

Mr. Sheahan, age 58, has served as Chairman, President and Chief Executive Officer of Cambridge Trust and Cambridge since April 2015. Prior to joining Cambridge, Mr. Sheahan spent 19 years at Independent Bank Corp. and Rockland Trust where he served as Chief Financial Officer and Chief Operating Officer. Prior to joining Rockland Trust Company, Mr. Sheahan served as Vice President of Finance for BayBanks, Inc. Mr. Sheahan currently serves as Board Trustee for the Cambridge Community Foundation, where he Chairs the Finance Committee, and is Secretary/Treasurer of the Board of the Massachusetts Housing Partnership. He serves as an Advisory Board member of the Rian Immigrant Center and is a Board member and Treasurer for the Cambridge Family YMCA. He also serves as a member of the Federal Reserve Bank of Boston’s Community Depository Institutions Advisory Council and is a member of the Board of Directors of the Massachusetts Bankers Association. The Company’s Board of Directors has determined that Mr. Sheahan is qualified to serve as a director of the Company effective as of the closing of the Merger based upon his prior service as a director of Cambridge and his extensive experience in many areas of banking and financial services. Mr. Sheahan has experience in positions of executive leadership at publicly traded companies and knowledge of the communities that the Company will serve upon completion of the Merger.

In connection with the Company and Cambridge entering into the Merger Agreement, Mr. Sheahan entered into an executive severance benefits agreement and a change in control agreement with Eastern. The agreements will be effective upon completion of the Merger.

Mr. Sheahan’s Executive Severance Benefits Agreement.

Mr. Sheahan’s executive severance benefits agreement provides that in the event Mr. Sheahan is terminated for any reason, he will receive all earned but unpaid salary, all accrued but unused vacation pay, vested and accrued bonuses or other incentive compensation pursuant to Eastern plans that Mr. Sheahan participants in, and reimbursements for any reasonable, necessary and properly documented business expenses (the “Accrued Benefits”).

In the event of involuntary termination without cause or if Mr. Sheahan terminates his employment for good reason (as defined in the executive severance benefits agreement) on or before the first anniversary of the Effective Time, in addition to the Accrued Benefits, Eastern Bank has agreed to pay Mr. Sheahan within 5 days of his termination a lump sum payment equal to 300% of the average of Mr. Sheahan’s highest 3 consecutive calendar years of annual base salary and cash bonus through the Effective Time, and up to 24 months of fully-subsidized premiums for group health and dental insurance plans if Mr. Sheahan elected and is eligible for continuous coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) (the “Legacy Severance”).

In the event of involuntary termination without cause or if Mr. Sheahan terminates his employment for good reason (as defined in the executive severance benefits agreement) after the first anniversary of the Effective Time, in addition to the Accrued Benefits, Eastern Bank has agreed to pay to Mr. Sheahan within 60 days of his termination a lump sum payment equal to 200% of his annual base compensation plus the applicable prorated share of the annual incentive payment which Mr. Sheahan would have been eligible during the calendar year in which the termination date occurs. Mr. Sheahan would also be entitled to full vesting of benefits under the 2021 Equity Incentive Plan, and up to 24 months of fully-subsidized premiums for group health and dental insurance plans if Mr. Sheahan elected and is eligible for continuous coverage under COBRA.

In exchange for the lump sum severance payments and other benefits described above, Mr. Sheahan’s executive severance benefits agreement provides for certain restrictive covenant obligations, which include non-solicitation during Mr. Sheahan’s employment with Eastern and for 24 months following his termination of employment with Eastern, and, in the event, Mr. Sheahan is entitled to the Legacy Severance, Mr. Sheahan would be subject to a non-compete for the 12 month period following his termination of employment, in addition to the non-solicitation covenant. Receipt of payments and benefits under the executive severance benefits agreement are contingent upon Mr. Sheahan’s timely execution of a release of claims. Mr. Sheahan’s executive severance benefits agreement contains a best after-tax Internal Revenue Code Section 280G provision, where any payment required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code, but only if such reduction would result in a higher after-tax amount to the executive.

Mr. Sheahan’s Change in Control Agreement.

The change in control agreement provides that if, during a potential change in control period or within 18 months after the consummation of a change in control, Mr. Sheahan’s employment is involuntarily terminated for reasons other than for cause, disability or death (as such terms are defined in Mr. Sheahan’s change in control agreement), or Mr. Sheahan voluntarily resigns for good reason , Mr. Sheahan would be entitled to a lump sum severance payment in an amount equal to 300% of (a) his base salary in effect immediately before termination (or if greater, immediately before the change in control), plus (b) the greater of Mr. Sheahan’s targeted annual bonus for the year in which the termination occurred and the average of Mr. Sheahan’s bonuses for the 3 years immediately preceding the year in which the termination occurred. Such payment must be paid within 60 days following his date of termination. Additionally, if Mr. Sheahan participated in the health and dental plans immediately before termination and elected COBRA, Mr. Sheahan would be entitled to a monthly cash payment for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, in the amount equal to the employer-monthly contributions that Eastern would have paid to provide health and dental insurance to Mr. Sheahan.

In exchange for the lump sum payment and other benefits described above, Mr. Sheahan’s change in control agreement provides for certain restrictive covenant obligations, which include a non-solicitation covenant for 24 months following his termination of employment with Eastern, and Mr. Sheahan would be subject to a non-compete for the 12-month period following his termination of employment. Receipt of payments and benefits under the Mr. Sheahan’s change in control agreement are contingent upon Mr. Sheahan’s timely execution of a release of claims. Mr. Sheahan’s change in control agreement contains a best after-tax Internal Revenue Code Section 280G provision, where any payment required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code, but only if such reduction would result in a higher after-tax amount to the executive.

The foregoing summary of Mr. Sheahan’s executive severance benefits agreement and his change in control agreement is not complete and is qualified in its entirety by reference to the full text of those agreements which are attached as Exhibit 99.2 and Exhibit 99.3, respectively, to this Form 8-K and are incorporated by reference in their entirety.

Other Compensation Arrangements with Mr. Sheahan.

In connection with Mr. Sheahan’s appointment as Chief Executive Officer of the Company, he is also expected to receive an annual base salary and annual cash-based short-term incentive and long-term equity incentive award opportunities consistent with the terms of the Company’s incentive plans. The details of Mr. Sheahan’s compensation have not been determined as of the date hereof and are expected to be determined at a later date and become effective as of March 1, 2024 or, if later, the completion of the Merger. Mr. Sheahan will also be entitled to participate in the Company’s employment benefits plans upon his commencement of employment.

In connection with Eastern and Cambridge entering into the Merger Agreement, Mr. Sheahan and Eastern agreed that, as of December 31, 2024, Eastern will freeze the accrual of future benefits under Mr. Sheahan’s nonqualified defined benefit supplemental executive retirement plan with Cambridge and, in 2025, the Company will grant to Mr. Sheahan an award of $2.3 million of restricted stock units that will vest in equal annual tranches over five years.

Mr. Sheahan is being selected as a director of the Company pursuant to the terms of the Merger Agreement. He has no family relationship with any other director or executive officer of the Company, and he has not previously held any roles with the Company. Company directors who are also employees are not separately compensated for their service as directors. Except as otherwise disclosed in this Form 8-K, or in his capacity as a Cambridge shareholder, Mr. Sheahan has no direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported in this Form 8-K.

Information about Other Officers.

In addition to his roles as Chief Executive Officer and Chair of the Board of Directors of the Company, Mr. Rivers, age 59, has also served as the Chief Executive Officer and Chair of the Board of Directors of Eastern Bank since January 2017. Mr. Rivers joined Eastern Bank in 2006 as its Vice Chair and Chief Banking Officer, becoming President in 2007, Chief Operating Officer in 2012 and an Eastern Bank director in 2015. He also served as a trustee of Eastern Bank’s predecessor holding company, Eastern Bank Corporation, starting in 2007. Prior to joining Eastern, from 1991 to 2005, Mr. Rivers held a number of leadership positions at M&T Bank in Buffalo, NY. Immediately prior to joining Eastern, he was an Executive Vice President for Retail Banking at the former Commercial Federal Bank in Omaha, Nebraska, following 14 years at M&T Bank.

Mr. Miller, age 48, is currently Vice Chair and President of Eastern Bank, as well as President of the Company. He joined Eastern Bank in 2016 as Chief Banking Officer and was promoted to his current position with Eastern Bank in 2017. He oversees Marketing and all of Eastern Bank’s Consumer, Commercial, and Wealth Divisions, and, with the Chief Executive Officer, leads the overall strategic direction of the Company. Prior to joining the Company, Mr. Miller served as the President of Citizens Bank, Massachusetts, and President of its Business Banking division. He started his career in consumer banking at M&T Bank in New York City in 1997.

No new or modified compensation arrangements or agreements have been established for Mr. Rivers or Mr. Miller in connection with their new roles specified above. Mr. Rivers and Mr. Miller do not have family relationships with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Rivers and any other person or Mr. Miller and any other person pursuant to which either individual is being selected as an officer of the Company. Neither Mr. Rivers nor Mr. Miller has any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported in this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On September 19, 2023, the Company issued a press release announcing its entry into the Merger Agreement and the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.4 to this Form 8-K.

On September 20, 2023, the Company will hold a conference call to discuss its proposed Asset Sale to Gallagher and Merger Transaction with Cambridge. A copy of the Company’s presentation to be discussed on the conference call was posted in the “Events & Presentations” section of the Company’s website at investor.easternbank.com on September 19, 2023 and is furnished as Exhibit 99.5 to this Form 8-K. A webcast of the conference call will be archived on the Company’s website at investor.easternbank.com on demand. The information furnished in this Item 7.01, including Exhibit 99.4, is being furnished and not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be subject to the liabilities under that Section and nor be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement by and among Eastern Insurance Group, LLC, Eastern Bank, Eastern Bankshares, Inc. and Arthur J. Gallagher Risk Management Services, LLC, dated as of September 19, 2023*

2.2	Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Eastern Bank, Citadel MS 2023, Inc., Cambridge Bancorp and Cambridge Trust Company, dated as of September 19, 2023*

99.1	Form of Voting Agreement

99.2	Executive Severance Benefits Agreement dated as of September 19, 2023 between Denis K. Sheahan and Eastern Bank

99.3	Change in Control Agreement dated as of September 19, 2023, among Eastern Bankshares, Inc., Eastern Bank and Denis K. Sheahan

99.4	Press Release dated September 19, 2023

99.5	Presentation dated September 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

	By:	/s/ James B. Fitzgerald
DATE: September 19, 2023		James B. Fitzgerald
Chief Financial Officer